EXHIBIT 23




                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
General Electric Company

We consent to the incorporation by reference in the registration statements (Nos. 33-47500 and 333-23767) on Form S-8 of General Electric Company of our report dated April 17, 1998, relating to the financial statements and supplemental schedules of GE Savings and Security Program as of and for the years ended December 31, 1997 and 1996, which appear in the December 31, 1997 annual report on Form 11-K of General Electric Company.




Albany, New York
June 29, 1998